TIDAL TRUST III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 48 and Amendment No. 51, to the Registration Statement on Form N-1A of TradersAI Large Cap Equity & Cash ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 5, 2024